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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Analysts International Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANALYSTS INTERNATIONAL

2012

Annual Meeting of Shareholders

Notice of Annual Meeting
and Proxy Statement
for 2012 Annual Meeting
and 2011 Annual Report

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 22, 2012

Notice is hereby given to the holders of the shares of Common Stock of Analysts International Corporation that the Annual Meeting of Shareholders of the Company will be held at 7700 France Avenue South, Auditorium Suite 247, Edina, Minnesota 55435, on Tuesday, May 22, 2012 at 9:00 a.m. Central Daylight Time, to consider and act upon the following matters:

  1.
  To elect as directors the seven nominees named in the attached Proxy Statement for a one-year term;

  2.
  To ratify and approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012; and

  3.
  To transact such other business as may properly come before the 2012 Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 2, 2012 will be entitled to vote at the Annual Meeting or any postponement or adjournments of the meeting.

You are cordially invited to attend the Annual Meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy card in the envelope provided, or vote your shares over the Internet or telephone by following the instructions on the enclosed proxy card. Your proxy is important to ensure a quorum at the meeting.

You may obtain assistance with directions to the Annual Meeting in order to vote in person by calling Jill Dose at 952-838-2960.

                      By Order of the Board of Directors

                      Robert E. Woods
                       Secretary

April 19, 2012 (approximate date of mailing)
Edina, Minnesota

IMPORTANT NOTICE REGARDING
INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2012

THE PROXY STATEMENT, FORM OF PROXY,
NOTICE OF MEETING AND ANNUAL REPORT
TO THE SHAREHOLDERS ARE AVAILABLE FREE
OF CHARGE AT: https://materials.proxyvote.com/032681

 Annual Meeting of Shareholders
May 22, 2012

 PROXY STATEMENT

GENERAL INFORMATION

Outstanding Shares and Voting Rights

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form, for use at the 2012 Annual Meeting of Shareholders of the Company on May 22, 2012, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof. Shares will be voted in the manner directed by the shareholders through their proxies, Internet voting or telephone voting. As of the record date, April 2, 2012, there were 5,074,107 shares of common stock outstanding and entitled to be voted. Each share is entitled to one vote. Cumulative voting is not permitted.

Proxy cards that are signed by shareholders but lack any such specification will be voted in favor of the proposals as set forth herein. A shareholder giving a proxy may revoke it at any time before it is exercised by (a) delivering to the Secretary of the Company, at or prior to the meeting, a later dated duly executed proxy relating to the same shares, or (b) delivering to the Secretary of the Company, at or prior to the meeting, a written notice of revocation bearing a later date than the proxy. Any written notice or proxy revoking a previously submitted proxy should be sent to Analysts International Corporation, 7700 France Avenue South, Suite 200, Edina, Minnesota 55435, Attention: Robert E. Woods, Secretary.

Alternatively, in lieu of returning signed proxy cards, shareholders of record can vote their shares over the Internet or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The proxy card covers the number of shares to be voted, including any shares held for those who own shares of common stock through the Analysts International Savings and Investment Plan.

The proxy card also serves as a voting instruction to the Trustee of the Analysts International Savings and Investment Plan for shares held in the Plan as of the record date, provided that instructions are furnished over the Internet or by telephone by 1:00 a.m. Central Daylight Time on May 22, 2012, or that the card is signed, returned and received by the Trustee no later than the close of business on May 21, 2012. If instructions are not received over the Internet or by telephone by 1:00 a.m. Central Daylight Time on May 22, 2012, or if the signed proxy card is not returned and received by the close of business on May 21, 2012, the shares in the Plan will be voted by the Trustee in proportion to the shares for which the Trustee receives timely voting instructions.

Directors will be elected by a favorable vote of a plurality of the common shares cast with respect to the election of directors. The affirmative vote of a majority of the common shares present and entitled to vote at the meeting is required for ratification of the appointment of auditors.

All shares voted by proxy, including abstentions, will be counted in determining whether a quorum is present at the meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal other than the election of directors will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Pursuant to amendments to the New York Stock Exchange ("NYSE") rules, brokers do not have discretion to vote shares on the election of directors. This NYSE rule governs all brokers. Consequently, this amendment affects all public companies that have shares held in "street name," not just NYSE-listed companies. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees.

 Solicitation of Proxies

Solicitation will be conducted primarily by mail, and, in addition, directors, officers and employees of the Company may solicit proxies personally, by telephone or by mail at no additional compensation to them. The Company will reimburse brokerage houses and other custodians for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock. The Company has retained D. F. King, 48 Wall Street, 22nd Floor, New York, NY 10005 to assist with solicitation of proxies from brokerage houses and other custodians who are record holders of shares owned beneficially by others, the estimated cost of which is $9,000 plus out-of-pocket expenses.

CORPORATE GOVERNANCE

The business and affairs of the Company are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and the Company's Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company's business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees, among other activities. The corporate governance practices that the Company follows are summarized below.

Director Independence and Board Meetings, Independent Board Committees and Committee Meetings, Other Corporate Governance Matters

Director Independence

  Majority Independent Board

The Company's Board of Directors currently is comprised of a total of seven members. Five of the members of the current Board are "independent" as defined by the listing standards of The Nasdaq Global Market. Nasdaq's definition of "independence" includes a requirement that our Board also review the relationships concerning independence of each new director on a subjective basis. In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board's opinion, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and by us with regard to each director's business and personal activities as they may relate to our business and our management. None of the directors is related to any other director or to any executive officer of the Company.

Each of our directors, other than Brittany McKinney, our President and CEO, and Robert E. Woods, our Secretary, qualifies as "independent" in accordance with the listing standards of The Nasdaq Global Market. Mr. Woods is precluded from being considered independent because he has received compensation from the Company in excess of $120,000 during the 12-month period preceding the date on which this Proxy Statement was mailed. The current independent directors are: Brigid A. Bonner, Krzysztof K. Burhardt, Joseph T. Dunsmore, Galen G. Johnson and Douglas C. Neve.

  Nominee Independence

Five of the nominees proposed for election herein are "independent" as defined by the listing standards of The Nasdaq Global Market (Ms. McKinney and Mr. Woods are not independent).

Board Meetings

  Board Meetings

During the 2011 fiscal year, the Board of Directors held six regular meetings and one reconvened meeting. The Board of Directors also took one written action without meeting during the fiscal year. No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any committee of the Board of Directors on which such director served.

  Executive Sessions

The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled Board meetings, but in no event less than two times per year.

Independent Audit, Compensation and Nominating and Governance Committees

The Company has standing audit, compensation and nominating and governance committees.

Audit Committee

The members of the Audit Committee are: Douglas C. Neve (Chair), Galen G.

Johnson and Krzysztof K. Burhardt. Each member of the Audit Committee is "independent" as defined by the listing standards of The Nasdaq Global Market and meet the definition of "independence" in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Committee held five regular meetings during the past fiscal year, and Committee members consulted with one another on Committee matters between meetings. The Committee's purpose, as stated in its charter, is to oversee the majority of the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities.

  Audit Committee Duties and Responsibilities

The Committee's responsibilities include: (i) appointment, retention, compensation, evaluation, termination and oversight of the Company's independent registered public accounting firm, including resolution of disagreements between management and the independent auditors regarding financial reporting; (ii) review and approval of the overall scope, plans and staffing of the annual audit as proposed by the independent registered public accounting firm; (iii) review of the results of the annual audit and quarterly reviews conducted by the independent registered public accounting firm; (iv) discussions with the independent auditors of critical accounting policies and procedures used by the Company; (v) review and pre-approval of services to be rendered by the Company's independent registered public accounting firm; (vi) maintaining a system for anonymous reporting of accounting irregularities, ethics concerns and violations; (vii) review and discussion with management and the independent auditors of the Company's financial statements and other financial information to be included in the Company's public filings or otherwise disclosed; (viii) review of and consideration of recommendations of the independent registered public accounting firm regarding the Company's system of internal accounting controls and financial reporting; (ix) review and oversight of the Company's related-party policy and approval of related-party transactions, if any; and (x) annual review of the Committee's performance.

The Committee's responsibilities also include (a) conducting executive sessions with the external auditors, management, the Chief Financial Officer and internal audit resources as necessary; (b) reviewing and evaluating the performance of the external auditors and discharging them if necessary; (c) discussing with management and the independent auditors, prior to filing thereof; and (d) approving the appointment of internal audit personnel, reviewing significant reports to management presented by the internal audit function and providing assistance to the Board's monitoring of internal audit controls, the Company's Annual Report on Form 10-K, its quarterly reports on Form 10-Q and the Company's annual Proxy Statement. The Company's independent registered public accounting firm always has direct access to Audit Committee members. The Committee is required to prepare and present an annual report to the Board as called for in the Committee's Charter. This Proxy Statement provides further information about the Audit Committee under the caption "Report of the Audit Committee."

The Audit Committee Charter, previously adopted and amended by the Company's Board of Directors on November 4, 2010, as further amended on November 1, 2011, describes the role of the Audit Committee in overseeing the Company's financial reporting process. The Charter is available free of charge in the Investor Relations section of the Company's website at www.analysts.com.

  Audit Committee Financial Expert

The Board of Directors has determined that Messrs. Neve and Johnson are "audit committee financial experts" as defined by the Securities and Exchange Commission. Each of them possesses: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements with a breadth and level of complexity commensurate with those presented by the Company's financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Compensation Committee

The members of the Compensation Committee are: Krzysztof K. Burhardt (Chair), Joseph T. Dunsmore and Galen G. Johnson. All of the members of the Compensation Committee are "independent" as defined by the listing standards of The Nasdaq Global Market. The Committee held six regular meetings during the past fiscal year and took one written action without meeting to review and approve letter employment agreements with two senior vice presidents and to grant stock options and award restricted stock units to those senior vice presidents and other members of the Company's Senior Management Team. Committee members also consulted with one another on Committee matters during the year.

A copy of the Compensation Committee Charter, previously adopted and amended by the Company's Board of Directors on February 24, 2010, further describes the role of the Committee. The Charter is available free of charge in the Investor Relations section of the Company's website at www.analysts.com. At a regular meeting held in fiscal 2011 the Committee reviewed the Charter and resolved to retain the Charter in its current form.

  Compensation Committee Duties and Responsibilities

The Compensation Committee is responsible for: (i) an annual recommendation of a suitable, high-level compensation and benefits strategy to the Board of Directors; (ii) periodic evaluation and review with management of the Company's compensation philosophy; (iii) annual review and approval of corporate goals and objectives, in consultation with other independent members of the Board of Directors, relevant to the compensation program for and performance of our Chief Executive Officer; (iv) setting the Chief Executive Officer's compensation in alignment with the annual review and approval of CEO goals and objectives; (v) annual review and approval of total compensation for the executive officers of the Company; (vi) recommending to the Board of Directors submission of all new equity-based incentive plans to the Company's shareholders; (vii) granting options under the Company's equity-based incentive plans; (viii) to the extent required by SEC rules and regulations, reviewing and discussing a Compensation Discussion and Analysis, if any, to be included in the Company's Proxy Statement or Annual Report on Form 10-K; (ix) periodic review of director compensation levels; (x) approval of any settlement of employment-related lawsuits exceeding $100,000; and (xi) annual performance evaluation of the Committee. The Charter of the Compensation Committee does not provide for delegation of its authority.

  Outside Compensation Consultants

During fiscal year 2011, the Committee directly engaged the services of The Delves Group to present recommendations for equity grants during 2011 to senior management. The Company did not engage The Delves Group for any other services during fiscal year 2011.

No compensation consultant provided additional services to the Company or its affiliates in an amount in excess of $120,000 during the last completed fiscal year.

  Compensation Philosophy

As an IT staffing and services company, we operate in a highly competitive industry. Attracting, retaining and motivating talented executives who will drive our marketplace success is a critical component of our ongoing financial performance. Because of this, the Committee believes that our compensation program should be designed with a dual purpose: to provide a level of total compensation required to attract and retain talented and experienced key executives and to provide rewards to motivate individual performance in a manner designed for us to achieve long-term success and earnings growth. Specifically, the Committee seeks to:

•
Provide a total compensation package comprised of base salary and performance-based annual and long-term incentives that are competitive with compensation packages and practices of those peer group companies with which we compete for talent, as well as IT services companies in general;

•
Condition a significant portion of executive compensation upon the achievement of our pre-established financial objectives and, if specified by the Committee, upon an executive's individual contribution to the accomplishment of those objectives;

•
Align executive compensation with the long-term financial performance of the Company and the interests of our shareholders by providing long-term compensation through stock incentives; and

•
Continue to focus on good corporate governance procedures in the establishment of compensation packages and allocation of compensation to employees.

  Setting Executive Compensation; Role of Executive Officers

In making decisions with respect to each element of executive compensation, the Committee takes into consideration the total value of the compensation elements for each executive and all executives as a group, with the assistance of compensation consultants from time to time as the Committee deems necessary. The Committee also examines the compensation practices of the peer companies with which we believe we compete in recruiting executive talent. In addition to reviewing compensation levels against those of our peers, the Committee has considered or may consider compensation data from other sources such as proprietary compensation surveys of our compensation consultant, surveys of other human resources consulting firms, information from our internal human resources personnel and other publicly available data.

The Committee meets both in executive session and with the Chief Executive Officer to deliberate and act on compensation matters. In making its compensation decisions, the Committee will consider the input and recommendations from its Chief Executive Officer and the Company's human resources department concerning compensation matters involving the Chief Executive Officer as well as other officers, including base salary, cash incentives, stock option and restricted stock awards and severance and change in control arrangements. The Chief Executive Officer may not be present during deliberations or voting relating to his or her compensation.

  Changes in Director Compensation

During fiscal year 2011 the Compensation Committee also met twice to review the market competitiveness of the compensation paid to members of the Board of Directors and committees of the Board. As part of its review process, the Committee reviewed materials compiled by both the Committee and other members of the Board reflecting current levels of, and trends in, compensation for members of boards of directors of comparable publicly traded companies. Based on this review the Committee recommended, and the Board adopted, revisions to the compensation paid to each independent member of the Board and the chair of each committee of the Board, discussed in the "Narrative Disclosure of Director Compensation" section of this Proxy Statement.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are: Brigid A. Bonner (Chair) and Joseph T. Dunsmore. Each member of the committee is "independent" as defined by the listing standards of The Nasdaq Global Market. The Committee held three regular meetings during the fiscal year and took no action without meeting during the fiscal year. Committee members consulted with one another on Committee matters throughout the year.

  Nominating and Governance Committee Duties and Responsibilities

The Committee is responsible for: (i) identifying and evaluating individuals qualified to serve on the Board of Directors or to fill open positions and periodically reviewing each incumbent director and new director candidates; (ii) developing and recommending criteria for service on the Board and reviewing the skills composition of members of and candidates for the Board of Directors; (iii) making annual recommendations of individuals for election at the Company's annual meeting or to be added to the Board at other times as necessary; (iv) recommending to the Board of Directors the compositions of the Board's committees and the members to chair the committees; (v) developing, reviewing and revising the Company's corporate governance standards, including size of the Board of Directors, codes of conduct and the orientation and continuing education of Board members; (vi) overseeing organization, membership and evaluation of Board committee members; (vii) requiring each committee and the Board of Directors as a whole to maintain an annual review process to evaluate their performance and overseeing the annual review of and reporting the results of such review to the Board of Directors; and (viii) conducting an annual self-assessment of the performance of the Committee.

A copy of the Nominating and Governance Committee Charter, as adopted by the Company's Board of Directors on

October 28, 2008, and which further describes the role of Committee, is available free of charge in the Investor Relations section of the Company's website at www.analysts.com. At a regular meeting held in fiscal 2011 the Committee reviewed the Charter and resolved to retain the Charter in its current form.

  Policies Concerning Nomination Process

The Nominating and Governance Committee believes that in general candidates for directors should have certain minimum qualifications, including possessing the ability to read and understand basic financial statements; being under 72 years of age (except those directors already serving on the Board prior to December 13, 2002); having experience with the Company's business and industry or experience in general business practices; having high moral character and mature judgment; being an independent thinker who is also able to work collegially with others; and not currently serving on more than four boards of public companies. The Nominating and Governance Committee reserves the right to modify these minimum qualifications from time to time.

The Nominating and Governance Committee will consider those candidates for nomination as a director recommended by shareholders, directors, third party search firms engaged by the Company and other sources. In evaluating director nominees, the Committee considers the following factors: (i) the appropriate size and the diversity of the Company's Board of Directors; (ii) the needs of the Board with respect to the particular talents and experience of its directors; (iii) the knowledge, skills and experience of nominees, including experience in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; (iv) diversity among members of the Board in terms of knowledge, experience, skills, expertise and other demographics that contribute to the Board's diversity; (v) familiarity with domestic and international business matters; (vi) experience with accounting rules and practices; (vii) appreciation of the relationship between the Company's business and changes in the Company's industry and business in general; and (viii) the desire to balance the considerable benefit of board continuity with the periodic injection of the fresh perspective provided by new members. Other factors to be considered may include a history of supporting and instituting change in company culture, business processes, infrastructure or financials; experience with strategic planning; analytical skills; a history of achieving results and success as an executive; current connection to the business world, especially in geographic areas where the Company operates; and experience in the Company's industry, finance, marketing, management, technology, a public company or corporate transactions.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Company at the address below. Notice of a recommendation must include the name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the person being recommended, the shareholder should include the recommended person's name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer's business, particular experience, qualifications, attributes or skills that lead the shareholder to conclude that this person should serve as a director, disclosure of any involvement in legal proceedings bearing on the fitness of the candidate serve as a director, the number of shares beneficially owned by the recommended person, whether such person can read and understand basic financial statements, and any board membership currently held or held during the past five years.

The Nominating and Governance Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Analysts International Corporation
Attention: Secretary
7700 France Avenue South, Suite 200
Edina, MN 55435

Other Corporate Governance Matters

  Attendance at Annual Shareholders Meeting

The Company expects directors to attend the Annual Shareholders Meeting and has adopted a formal policy that all directors attend the Annual Meeting. The policy also provides that, in the event that a director is unable to attend the Annual Meeting, the director must send a written notice at least ten (10) days prior to such meeting, or as soon as practicable in the event of sudden or emergent circumstances. All of our Board members except for Mr. Dunsmore attended the 2011 Annual Shareholders Meeting.

  Code of Ethical Business Conduct and Code of Ethics for Senior Financial Executives

The Board of Directors has adopted a Code of Ethical Business Conduct that applies to all employees of the Company and a Code of Ethics for Senior Financial Executives (amended November 4, 2010) (collectively, "Codes of Ethics"). The Codes of Ethics are publicly available free of charge in the Investor Relations section of the Company's website at www.analysts.com. If any substantive amendments to the Codes of Ethics are made or a waiver granted to the Company's executive officers, including any implicit waiver, from a provision of the Codes of Ethics, the Company will disclose the nature of such amendments or waiver on the Company's website at www.analysts.com or in a report on Form 8-K.

  Leadership Structure

Since 2003 the Company has had separate individuals serving as Chairman of the Board and as Chief Executive Officer. The CEO is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO, sets the agenda for meetings of the Board of Directors and presides over meetings of the full Board. The Company believes this structure strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to the Company's shareholders while recognizing the day-to-day management direction of the Company by its CEO, Brittany McKinney.

  Oversight of Risk Management

The Company is exposed to a number of risks and has developed a process that (a) ranks and prioritizes identified risks, (b) assigns senior executives ownership of specific areas of risk who are charged with creating risk management action plans, (c) implements and monitors risk mitigation action plans, and (d) encourages internal audit, the Board of Directors and senior executive management to select possible areas of internal audits based on identified risks.

The Board of Directors believes that analysis and management of business risks should be integrated into the Company's strategic plans, and in furtherance of that view the Company and the Board of Directors have initiated a process intended to identify enterprise-wide business risks and provide oversight of those risks. The Board bears overall responsibility for risk management while the Audit Committee is primarily responsible for oversight of risks involving financial and financial reporting matters.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company's risk management function in the areas of financial matters and financial reporting. In that regard, the CFO meets with the Audit Committee periodically to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board of Directors on a regular basis to apprise the Board of its discussions with the CFO regarding the Company's Risk Management efforts, and the CFO reports to the Board of Directors regularly to apprise the Board of the Company's ongoing risk management efforts.

  Communications with the Board

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any of the directors c/o Secretary, Analysts International Corporation, 7700 France Avenue South, Suite 200, Edina, MN 55435. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

  Certain Relationships and Related Party Transactions

The Securities and Exchange Commission has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties.

We did not, in fiscal years 2011 or 2010, except as noted below, engage in any transaction, or series of similar transactions, nor do we have any currently proposed transaction, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the Company's average total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had, or will have, a direct or indirect material interest. During fiscal year 2011 the Company paid Robert E Woods Professional Association (the law firm of Mr. Woods, our Secretary and one of our directors) $336,236.25 in fees for providing legal services to the Company on an outsourced basis. These fees covered work by both Mr. Woods and an associate attorney. During fiscal year 2010 the Company paid the law firm of Mr. Woods $375,387.50 in fees for providing legal services to the Company on an outsourced basis. No officer, director or beneficial owner of 5% of our common stock has been indebted to us in fiscal year 2011.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Nominees

The Bylaws of the Company provide that the Board of Directors shall consist of between five and nine persons. Article VI of the Company's Bylaws allows the Board of Directors to increase or decrease the number of directors above the minimum number of five (but within the range of five to nine).

The Nominating and Governance Committee recommended to the Board the following seven persons to be elected as directors of the Company for a term of one year in all cases until their successors are elected and qualified and subject to prior death, resignation, retirement, disqualification or removal from office. Following is information about each nominee, including biographical data for at least the last five years and the particular experience, qualifications, attributes or skills that led the Board to conclude that this person should serve as a director for the Company. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for the Company's nominees named below.

Composition

The Board of Directors believes it is important that the Board be comprised of members whose collective judgment, experience, qualifications, attributes and skills ensure that the Board will be able to fulfill its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the shareholders of the Company and in compliance with applicable laws, regulations, rules and orders, and to satisfy its oversight responsibilities effectively.

The Nominating and Governance Committee identifies individuals qualified to become members of the Board and evaluates both existing members of the Board and candidates for service on the Board. The Committee then makes recommendations to the Board as to the slate of directors to be nominated for election at the annual shareholders' meeting.

When identifying and evaluating candidates for director, the Nominating and Governance Committee considers the general and specific qualifications, experience and characteristics which may have been approved by the Board or determined by the Committee from time to time including qualifications reflecting the individual's integrity, business ethics, strength of character, judgment, experience, competence as a member of the Board, availability and independence. Although the Company has no formal policy regarding diversity, the Nominating and Governance Committee considers diversity in a broad sense when evaluating a director nominee, taking into account various factors including but not limited to differences of viewpoint, professional experience, education, skill, race, gender and national origin.

When considering whether directors and nominees have the requisite judgment, experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to fulfill its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the shareholders of the Company, the Nominating and Governance Committee and the Board of Directors focused primarily on the information discussed in each of the directors' individual biographies set forth below.

Brigid A. Bonner, 51,
is Vice President of Digital Marketing for the Home Service Division of The Schwan Food Company. She is responsible for driving growth through Schwans.com and call center channels for millions of consumers serviced at home each week. Prior to joining The Schwan Food Company, Ms. Bonner served as principal of Bonner Consulting, a firm focused on strategic planning, alignment and business development, and before then held executive positions in ecommerce, marketing, technology, strategic planning and business development at UnitedHealth Group, SimonDelivers.com, Target Corporation and IBM. She has been a director since April 2006, and is the Chair of the Nominating and Governance Committee. Among other attributes, skills and qualifications, the Board believes that Ms. Bonner is uniquely qualified to serve as a director because of her many years of leadership experience in the information technology field, which is core to the services provided by the Company to its clients.

Krzysztof K. Burhardt, 69,
has twenty-seven years of executive experience in the technology field. Since 2000, he has been a partner at Clotho & Associates, a firm specializing in the identification of technical and business ventures. Dr. Burhardt was Vice President Technology at Honeywell International and Honeywell Inc. from May 1998 to August 2000. Previously, he served as Vice President and Chief Technology Officer at Imation Corporation, a data storage products company, and Vice President, R&D at 3M, a worldwide diversified technology company. He has been a director since December 2002, served as Chair of the Board until December 2010, and is chair of the Compensation Committee and a member of the Audit Committee. Among other attributes, skills and qualifications, the Board believes that Dr. Burhardt is uniquely qualified to serve as a director based on his strong background in the technology sector, since new technologies can be important factors in the success of the Company.

Joseph T. Dunsmore, 53,
is the Chairman and Chief Executive Officer of Digi International, Inc., a capacity in which he has served since 1999. Mr. Dunsmore also serves as a director with TreeHouse, a non-profit organization, and as a member of the Executive Advisory Board of the College of Business Administration, University of Northern Iowa. Mr. Dunsmore has served on Analysts International Corporation's Board of Directors since January 2008 and is a member of the Compensation and Nominating and Governance Committees. Among other attributes, skills and qualifications, the Board believes that Mr. Dunsmore is uniquely qualified to serve as a director based on his successful experience in leading a public company for over ten years.

Galen G. Johnson, 65,
recently retired as the Corporate Vice President and Controller at Cargill, Inc., an international provider of food, agricultural and risk management products and services, a position he held since 1998. Mr. Johnson previously served as Cargill's Vice President and Director of Worldwide Audit and Controller for Cargill's Salt Division. He has been a director since May of 2008 and serves on the Audit and Compensation Committees. Among other attributes, skills and qualifications, the Board believes that Mr. Johnson is uniquely qualified to serve as a director and as one of the Company's audit committee financial experts because of his significant experience, expertise and background with regard to accounting matters, including his ability to understand generally accepted accounting principles, internal controls over financial reporting and disclosure controls and procedures, and his experience in analyzing and evaluating financial statements.

Brittany B. McKinney, 40,
has served as the Company's President and CEO since March 1, 2011 and was elected to the Board in May 2011. Before that, she was appointed as the Company's Interim President and CEO on September 29, 2010. Prior to being appointed Interim President and CEO, Ms. McKinney was the Company's Senior Vice President, Central Region. Previously, Ms. McKinney served as the Company's Vice President of Corporate Development. Prior to joining the Company in November 2007, Ms. McKinney served as Director of Operations and Integration Program Manager at Fujitsu Consulting. Prior to its acquisition by Fujitsu in 2005, Ms. McKinney served as a director-level employee at BORN Information Services, Inc. where she contributed to corporate strategy and planning initiatives. Among other attributes, skills and qualifications, the Board believes that Ms. McKinney is uniquely qualified to serve as a director based on her extensive experience in the IT services industry and her track record of success in various management positions with the Company.

Douglas C. Neve, 56,
was the Executive Vice President and Chief Financial Officer at Ceridian Corporation, a business services company focusing on human resource management and solutions and credit and debit card processing principally for the retail and transportation industries, from February 2005 to March 2007. Mr. Neve is a certified public accountant who was a partner at the public accounting firm of Deloitte & Touche LLP from May 2002 to February 2005. He is also a director and chair of the Audit Committee at ALLETE, Inc., a Duluth-based diversified corporation primarily providing energy in the upper Midwest. Mr. Neve has been a director since May of 2008, and in December 2009 was appointed Chair of the Board of Directors. He is also the Chair of the Audit Committee. Among other attributes, skills and qualifications, the Board believes that Mr. Neve is uniquely qualified to serve as a director, Chair of the Audit Committee and as one of the Company's audit committee financial experts because of his significant experience, expertise and background with regard to accounting matters, including his ability to understand generally accepted accounting principles, internal controls over financial reporting and disclosure controls and procedures, and his experience in analyzing and evaluating financial statements, particularly in providing audit-related services to clients in many diverse industries.

Robert E. Woods, 60,
is the principal of Robert E. Woods Professional Association, a law firm. He served as Senior Vice President, General Counsel and Secretary of the Company from January 1, 2008 through September 30, 2010. Mr. Woods was elected to the Board in May 2011. Previously, Mr. Woods served as general counsel to Born Information Services, Inc., an information technology services consulting firm (from 2001 through 2005) and Senior Vice President and General Counsel of InsWeb Corporation of Redwood City, California (from 1999 through 2001). He was a shareholder with Briggs and Morgan, P.A. from 1984 through 1999. Among other attributes, skills and qualifications, the Board believes that Mr. Woods is uniquely qualified to serve as a director because of his considerable experience in representing technology clients and public companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES.

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2012, and to perform other appropriate audit-related services. While the Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of the independent auditors, the Audit Committee is submitting the selection of Deloitte & Touche LLP for approval and ratification as a matter of best practices.

Management believes that neither Deloitte & Touche LLP nor any of its partners presently has or has held within the past three years any direct or indirect interest in the Company.

Approval of the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the Annual Meeting, where a quorum is present. Unless otherwise directed by the shareholders, shares represented by proxy at the meeting will be voted in favor of approval and ratification of the appointment of the firm of Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 31, 2012.

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

Independent Registered Public Accounting Firm's Fees

The following fees were billed by Deloitte & Touche LLP for fiscal years 2011 and 2010:

	FY 2011	FY 2010	% Services Pre-Approved
Audit Fees	$195,209	$207,237	100%
Audit-Related Fees	29,306	20,576	100%
Tax Fees	10,500	13,425	100%
All Other Fees	—	—	N/A

Total	$235,015	$241,238

 Audit Fees

Audit Fees are primarily for the annual audit of the Company's financial statements included in the Company's Report on Form 10-K and reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q.

Audit-Related Fees

Audit-Related Fees were primarily for services in connection with the annual audit of the Analysts International Savings and Investment Plan.

Tax Fees

Tax Fees paid include fees for services provided in connection with tax consulting and tax return review services.

All Other Fees

The Company paid no other fees to Deloitte & Touche.

Non-Audit Services

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Deloitte & Touche LLP's independence and has determined that such services are compatible with maintaining Deloitte & Touche LLP's independence.

Audit Committee Pre-Approval Policy

The Audit Committee has established pre-approval policies and procedures in compliance with 17 C.F.R. 210.2-01(c)(7)(i) which include criteria for considering whether the provision of the services would be compatible with maintaining the independence of our registered public accounting firm and a process by which the Audit Committee may approve such audit and non-audit services. Subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, the charter for the Audit Committee precludes the Committee from approving certain non-audit services to be performed by the independent auditors contemporaneously with an audit of the Company, such as bookkeeping services; financial information systems design and implementation services; appraisal or valuation services; fairness opinions; contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker/dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit.

The Audit Committee pre-approved all audit and non-audit services in 2011.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership by Principal Shareholders

The table below sets forth certain information, as of April 2, 2012, as to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	473,000(1)	9.32%
Norman H. Pessin 366 Madison Avenue, 14th Floor New York, NY 10017	275,084(2)	5.42%

(1)
As reported in its Schedule 13G/A filed with the SEC on February 10, 2012, Heartland Advisors, Inc. ("Heartland"), an investment advisor, and William J. Nasgovitz have shared voting and dispositive power over all of the shares. Mr. Nasgovitz disclaims beneficial ownership of such securities.

(2)
As reported in a Schedule 13D filed with the SEC on December 20, 2010, Norman H. Pessin has sole voting power and sole dispositive power with respect to 275,084 shares.

 Beneficial Ownership by Management

The table below sets forth certain information, as of April 2, 2012, concerning the beneficial ownership of the outstanding shares held by directors and director nominees, named executive officers in the Summary Compensation Table, and current executive officers and directors as a group.

Name	Common Shares(1)	Aquirable Within 60 Days(2)	Total Ownership	Percent of Class
Brigid A. Bonner	2,400	7,200	9,600	*
Krzysztof K. Burhardt	5,400	13,400	18,800	*
Joseph T. Dunsmore	1,000	4,000	5,000	*
Galen G. Johnson	49,000	3,600	52,600	1.04%
Brittany B. McKinney	35,062	67,812	102,874	2.00%
Douglas C. Neve(3)	27,585	4,200	31,785	*
Randy W. Strobel	6,875	—	6,875	*
William R. Wolff	6,875	6,875	13,750	*
Robert E. Woods	—	—	—	*
All Directors and Executive Officers as a group (8 persons)(4)	127,322	107,087	234,409	4.52%

*
Represents less than one percent.

(1)
Except as otherwise indicated, each person possesses sole voting and investment power over the shares shown above.

(2)
This number represents shares that can be purchased by exercising stock options which were exercisable, or will become exercisable, within 60 days of the record date.

(3)
Includes 2,800 shares held by Mr. Neve's wife's IRA, to which Mr. Neve disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(4)
The total for directors and officers excludes Randy W. Strobel, as he was not serving as an executive officer at the end of fiscal year 2011.

 EXECUTIVE COMPENSATION

Summary Compensation Table—Fiscal Years 2011 and 2010

The table below sets forth certain information regarding compensation earned by our Named Executive Officers during the last two fiscal years. Named Executive Officers include persons serving as Chief Executive Officer during fiscal 2011; executive officers who were serving at the end of fiscal year 2011, received total compensation in excess of $100,000 for fiscal 2011 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the "Most Highly Compensated Executive Officers"); and up to two additional individuals who would have been included as the Most Highly Compensated Executive Officers but for the fact they were not serving at the end of fiscal year 2011.

Name and Prinicpal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)		Non-Equity Incentive Plan Compensation ($)		Non-Qualified Deferred Compensation on Earnings ($)	All Other Compensation ($)		Total ($)

Brittany B. McKinney(3)	2011	320,269	(4)	—		220,000	(5)	140,889	(6)	129,257	(7)	—	3,739	(8)	814,154
President and Chief	2010	226,269	(9)	35,000	(10)	—		25,277	(11)	—		—	1,668	(12)	288,214
Executive Officer
William R. Wolff(13)	2011	92,885	(14)	—		62,000	(15)	39,839	(16)	29,071	(17)	—	449	(18)	224,244
Senior Vice President,	2010	—		—		—		—		—		—	—		—
Chief Finanical Officer
Randy W. Strobel(19)	2011	166,346	(20)	—		33,300	(21)	21,325	(22)	—		—	292,932	(23)	513,903
Former Senior Vice	2010	250,000		25,000	(24)	—		37,073	(25)	—		—	3,606	(26)	315,679
President, Chief Financial Officer

(1)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for fiscal years 2011 and 2010 are included in footnote I to our audited financial statements for fiscal year 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2012. These amounts do not necessarily correspond to the actual value that will be recognized by the named executive officer.

(2)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for fiscal years 2011 and 2010 are included in footnote I to our audited financial statements for fiscal year 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2012. These amounts do not necessarily correspond to the actual value that will be recognized by the named executive officer.

(3)
Brittany B. McKinney was elected a member of the Board of Directors effective May 24, 2011. Announced on February 22, 2011 and effective March 1, 2011, Ms. McKinney was appointed President and Chief Executive Officer. Previously, Ms. McKinney served as Interim President and Chief Executive Officer effective September 29, 2010.

(4)
This is the amount paid to Ms. McKinney during fiscal year 2011 in her capacity as Interim President and Chief Executive Officer and then in her role as President and Chief Executive Officer. Ms. McKinney's employment agreement with the Company, effective March 1, 2011, provides a base compensation of $325,000 per year among other incentives.

(5)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On March 1, 2011, the Company awarded Ms. McKinney 50,000 restricted stock units at a fair value price of $4.40 per share. One-quarter of the restricted stock unit award (12,500 shares) vested immediately and the remainder vests in increments equal to one-quarter of the total award on March 1 of each of the following three years.

(6)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On March 1, 2011, the Company granted Ms. McKinney options to purchase to acquire 50,000 shares at an exercise price of $4.40 per share. One-quarter of that award (12,500 options) vested immediately and the remainder vest in additional increments equal to one-quarter of the award on March 1 of each of the following three years. The options expire on March 1, 2021.

(7)
This amount is the annual incentive earned for meeting certain Company performance measures in fiscal year 2011. Per Ms. McKinney's employee agreement effective March 1, 2011, she is eligible to receive up to 50% of her annual base compensation contingent upon meeting certain individual and Company performance measures, as determined by the Compensation Committee on an annual basis.

(8)
Ms. McKinney's fiscal year 2011 compensation included $647 for group term life insurance premiums, $2,418 for medical premium benefits and $674 for deferred compensation accruals by the Company for the Restated Special Executive Retirement Plan ("Restated SERP"). Effective January 3, 2010, the Company discontinued all basic employer contributions to participant Deferred Compensation Accounts under the Restated SERP. Existing SERP balances continue to receive interest contributions equal to the 10 year Treasury rate plus one to three percent as determined each year by the Board of Directors.

(9)
This is the amount paid to Ms. McKinney during fiscal year 2010 in her capacity as Senior Vice President and then in her role as Interim President and Chief Executive Officer. Ms. McKinney's employment agreement provided that as Interim President and CEO, she would receive base compensation of $295,000 per year.

(10)
This amount represents a discretionary bonus for services rendered during fiscal year 2010, as authorized by the Compensation Committee.

(11)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On March 2, 2010, the Company granted Ms. McKinney an option to purchase 15,000 shares at an exercise price of $2.82 per share. One-quarter of that award (3,750 options) vested immediately and the remainder vest in additional increments equal to one-quarter of the award on March 2 of each of the following three years. The options expire on March 2, 2020.

(12)
Ms. McKinney's fiscal year 2010 compensation included $645 for group term life insurance premiums, $298 for extended long-term disability coverage premiums (provided to all employees) and $725 for deferred compensation accruals by the Company for the Restated Special Executive Retirement Plan ("Restated SERP"). Effective January 3, 2010, the Company discontinued all basic employer contributions to participant Deferred Compensation Accounts under the Restated SERP. Existing SERP balances continue to receive interest contributions equal to the 10 year Treasury rate plus one to three percent as determined each year by the Board of Directors.

(13)
On August 3, 2011, the Company and Mr. Wolff entered into an Employment Agreement with an effective date of August 8, 2011 to serve the Company as Senior Vice President, Chief Financial Officer.

(14)
This is the amount paid to Mr. Wolff during fiscal year 2011 in his capacity as Senior Vice President, Chief Financial Officer. Mr. Wolff's employment agreement with the Company, effective August 8, 2011, provides a base compensation of $230,000 per year among other incentives.

(15)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On August 9, 2011, the Company awarded Mr. Wolff 20,000 restricted stock units at a fair value price of $3.10 per share. One-quarter of the restricted stock unit award (5,000 shares) vested immediately and the remainder vests in increments equal to one-quarter of the total award on August 9 of each of the following three years.

(16)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On August 9, 2011, the Company granted Mr. Wolff options to purchase to acquire 20,000 shares at an exercise price of $3.10 per share. One-quarter of that award (5,000 options) vested immediately and the remainder vest in additional increments equal to one-quarter of the award on August 9 of each of the following three years. The options expire on August 9, 2021.

(17)
This amount is the annual incentive earned for meeting certain Company performance measures in fiscal year 2011. Per Mr. Wolff's employee agreement effective August 8, 2011, he is eligible to receive up to 50% of his annual base compensation contingent upon meeting certain individual and Company performance measures, as determined by the Compensation Committee on an annual basis. For the fiscal year 2011, ended December 31, 2011, Mr. Wolff was eligible to receive incentive compensation in an amount equal to 40% of his annual base compensation, pro-rated to reflect his partial employment with the Company during fiscal year 2011.

(18)
Mr. Wolff's fiscal year 2011 compensation included $647 for group term life insurance premiums.

(19)
On May 4, 2011, Randy W. Strobel resigned from his employment as Senior Vice President, Chief Financial Officer of the Company, effective the close of business on August 31, 2011. His separation agreement provided that Mr. Strobel receive his regular base salary of $250,000 per year through August 31, 2012 and a pro-rated portion of the bonus he would expect to receive had he remained as an employee of the Company through the end of fiscal 2011, in the amount of $40,000.

(20)
This amount represents the regular base salary for Mr. Strobel through the end of his employment with the Company on August 31, 2011. His original employment agreement, dated August 25, 2008, provided that Mr. Strobel receive $250,000 in base compensation plus be eligible to receive additional incentive compensation.

(21)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On March 7, 2011, the Company awarded Mr. Strobel 7,500 restricted stock units at a fair value price of $4.44 per share. One-quarter of the restricted stock unit award (1,875 shares) vested immediately and the remainder was to vest in increments equal to one-quarter of the total award on March 7 of each of the following three years. In conjunction with Mr. Strobel's resignation effective August 31, 2011, his remaining unvested restricted stock unit awards (5,625 shares) were forfeited and cancelled.

(22)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On March 7, 2011, the Company granted Mr. Strobel an option to purchase 7,500 shares at an exercise price of $4.44 per share. One-quarter of that award (1,875 options) vested immediately and the remainder vest in additional increments equal to one-quarter of the award on March 7 of each of the following three years. On November 23, 2011, Mr. Strobel exercised 1,875 of his vested options. In conjunction with Mr. Strobel's resignation effective August 31, 2011, his remaining unvested option awards (5,625 shares) were forfeited and cancelled.

(23)
Mr. Strobel's fiscal year 2011 compensation included $548 for group term life insurance premiums, $2,384 for deferred compensation accruals by the Company for the Restated SERP, $250,000 in severance compensation and a $40,000 pro-rated bonus as part of his separation agreement effective August 31, 2011. Effective January 3, 2011, the Company discontinued all basic employer contributions to participant Deferred Compensation Accounts under the Restated SERP. Existing SERP balances continue to receive interest contributions equal to the 10 year Treasury rate plus one to three percent as determined each year by the Board of Directors.

(24)
This amount represents a discretionary bonus for services rendered during fiscal year 2010, as authorized by the Compensation Committee.

(25)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On March 2, 2010, the Company granted Mr. Strobel an option to purchase 22,000 shares at an exercise price of $2.82 per share. One-quarter of that award (5,500 options) vested immediately and the remainder vest in additional increments equal to one-quarter of the award on March 2 of each of the following three years. The options expire on March 2, 2020. On November 23, 2011, Mr. Strobel exercised 11,000 of his vested options. In conjunction with Mr. Strobel's resignation effective August 31, 2011, his remaining unvested option awards (11,000 shares) were forfeited and cancelled.

(26)
Mr. Strobel's fiscal year 2010 compensation included $726 for group term life insurance premiums, $315 for extended long-term disability coverage premiums (provided to all employees), and $2,565 for deferred compensation accruals by the Company for the Restated SERP. Effective January 3, 2010, the Company discontinued all basic employer contributions to participant Deferred Compensation Accounts under the Restated SERP. Existing SERP balances continue to receive interest contributions equal to the 10 year Treasury rate plus one to three percent as determined each year by the Board of Directors.

 Narrative Disclosure of Executive Compensation and Additional Disclosures

The principal components of compensation for our executives are: (1) base salary; (2) performance-based cash incentive payments (sometimes referred to as "annual incentives"); (3) long-term incentive compensation; (4) non-qualified deferred compensation benefits; and (5) perquisites and other personal benefits. Information concerning the foregoing, the material terms of our named executive officers' employment agreements or arrangements and their fiscal years 2011 and 2010 compensation, a discussion of prior year's compensation in some situations to give context to the disclosure provided, and the material terms of plans providing for payments of retirement benefits or payments in connection with resignation, retirement or other termination or change in control follows.

Employment Agreements/Arrangements—Named Executive Officers Currently Employed by the Company

The information provided below relates to Named Executive Officers who are currently employed by the Company.

  Brittany B. McKinney

  Term; Base Salary; Cash (Non-Equity) and Long-Term (Equity) Incentives

Ms. McKinney is the Company's President and CEO, effective March 1, 2011. Before that, she served as the Company's Interim President and CEO (from September 29, 2010 through the date of her appointment as President and CEO).

Prior to being appointed Interim President and CEO, Ms. McKinney was the Company's Senior Vice President, Central Region and, before that, Ms. McKinney served as AIC's Vice President of Corporate Development. Prior to joining AIC in November 2007, Ms. McKinney served as Director of Operations and Integration Program Manager at Fujitsu Consulting. Prior to its acquisition by Fujitsu in 2005, Ms. McKinney served as a director-level employee at BORN Information Services, Inc. where she contributed to corporate strategy and planning initiatives.

Ms. McKinney and the Company entered into an Employment Agreement (the "Agreement"), effective as of March 1, 2011, which provides for an initial term of one year, with automatic one-year renewals unless either party gives proper notice of nonrenewal. The Agreement also provides that the Board of Directors would nominate Ms. McKinney as a candidate for election as a director at the Company's 2011 Annual Meeting of Shareholders and that she would continue to serve as a member of the Board until termination of her employment, her resignation from the Board, the Board's failure to nominate her for re-election (and the subsequent completion of her term as a member of the Board of Directors), her removal from the Board pursuant to Minnesota statutes, or her failure to be reelected to the Board by the Company's shareholders.

The Agreement provides that Ms. McKinney will receive base compensation of $325,000 per year and will be eligible to earn an annual cash incentive payment in the target amount of 50% of her annual base compensation for the year in which the bonus was earned, contingent upon meeting certain individual and company performance objectives set by the Compensation Committee of the Company's Board of Directors (the "Committee") on an annual basis.

  Equity Grants

            The 2012 Equity Grants

Effective March 15, 2012 the Board of Directors, acting on the recommendation of the Committee, granted Ms. McKinney options to acquire 16,250 shares of the Company's common stock at the closing price on the date of grant ($5.78 per share). One-quarter of the options vested immediately, and the remainder will vest ratably on an annual basis over the following three years.

Also effective March 15, 2012 the Company awarded Ms. McKinney 16,250 restricted stock units. One-quarter of the restricted stock unit award vested immediately and the remainder will vest ratably on an annual basis over the following three years. In the event of a change of control (as defined in the 2009 Equity Incentive Plan), the 2012 restricted stock unit award will become fully vested.

            The 2011 Equity Grants

Effective March 1, 2011, in connection with her appointment as President and CEO, the Committee granted Ms. McKinney options to acquire 50,000 shares of the Company's common stock at the closing price on the date of grant ($4.40 per share). One-quarter of the options vested immediately, and the remainder will vest ratably on an annual basis over the following three years. In the event of a change of control (as defined in the applicable plan), the 2011 ISO option grant will become fully vested.

Also effective March 1, 2011 the Company awarded Ms. McKinney 50,000 restricted stock units. One-quarter of the restricted stock unit award vested immediately and the remainder will vest ratably on an annual basis over the following three years. In the event of a change of control (as defined in the applicable plan), the 2011 restricted stock unit award will become fully vested.

            The 2010 Options

On March 2, 2010, the Company granted Ms. McKinney an option to purchase 15,000 shares at an exercise price of $2.82 per share (the "2010 Options"). One-quarter of that award (3,750 options) vested immediately and the remainder vest in additional increments equal to one-quarter of the award on March 2 of each of the following three years. The 2010 Options expire on March 2, 2020.

  Deferred Compensation

Ms. McKinney is a participant in the Company's Restated SERP (nonqualified deferred compensation plan). The amounts of $674 and $725, incurred by the Company in fiscal years 2011 and 2010 respectively, are included in the "All Other Compensation" column for Ms. McKinney's compensation in the Summary Compensation Table. No above-market interest was accrued by the Company in fiscal years 2011 and 2010.

Effective January 3, 2010, the Company discontinued all basic employer contributions to participant Deferred Compensation Accounts under the Restated SERP. Existing SERP balances continue to receive interest contributions equal to the 10 year Treasury rate plus one to three percent as determined each year by the Board of Directors.

  Termination, Severance and Change of Control

            Termination and Severance

Either the Company or Ms. McKinney may terminate the Agreement, and her employment, at any time.

In the event Ms. McKinney's employment is terminated by the Company without "Good Cause" (as defined in the Agreement) or by Ms. McKinney on the basis of a constructive termination without Cause (as defined in the Agreement), the Company will pay to Ms. McKinney a lump sum equal to her annual base salary then in effect and will also pay her an incentive compensation bonus for the then-current fiscal year, prorated over the portion of the fiscal year for which she was employed, to the extent accrued as of the date of termination without Cause, and reimburse her for medical insurance premium payments made under COBRA for a period of up to six months.

Under the terms of the Agreement, the Company may at any time immediately terminate Ms. McKinney's employment for Good Cause. In the event of a termination for cause, the Company is required to deliver a written notice to Ms. McKinney stating the basis for such cause but is not obligated to pay any form of severance or other compensation to Ms. McKinney.

            Change of Control

Although Ms. McKinney's Employment Agreement does not itself provide change of control protections, she is a participant in the Analysts International Corporation Change in Control Severance Pay Plan described below.

  All Other Compensation

Aside from amounts discussed in the Deferred Compensation section for Ms. McKinney, all other compensation for fiscal year 2011 included $647 in group term life insurance premiums and $2,418 for medical premium benefits.

  William R. Wolff

  Term; Base Salary; Cash (Non-Equity) and Long-Term (Equity) Incentives

William R. Wolff is the Company's Senior Vice President, Chief Financial Officer, effective August 8, 2011. Prior to this appointment, since December 2009, Mr. Wolff served as Chief Executive for a startup video hosting website for youth sports, TeamKLPZ, LLC of Burnsville, Minnesota. Before then, from February 2007 through May 2009, he served as Chief Executive Officer of Dascom Systems Group, LLC of Woodbury, Minnesota, a private equity backed systems integration firm serving the rural telecommunications IPTV industry and the distance education markets. From December 2003 through November 2006, Mr. Wolff served as Chairman and Chief Executive Officer of MakeMusic, Inc. of Minneapolis, Minnesota, a publicly traded technology company with sales worldwide, where he was responsible for all aspects of the company including sales, marketing, customer service, product development, finance and operations.

On August 3, 2011, the Company and William R. Wolff entered into an Employment Agreement (the "Agreement") with an effective date of August 8, 2011, which provides that Mr. Wolff will be employed as Senior Vice President, Chief Financial Officer of the Company for an initial term of one year.

Thereafter, the Agreement automatically renews for successive one-year renewal terms until the Company or Mr. Wolff provides notice of non-renewal in writing to the other at least 30 days prior to the applicable renewal date.

The Agreement provides that Mr. Wolff will receive base compensation of $230,000 per year and will be eligible to earn an annual cash incentive payment in an amount of up to 50% of his annual base compensation for the year in which the bonus was earned, contingent upon meeting certain individual and company performance objectives set by the Compensation Committee of the Company's Board of Directors on an annual basis.

  Equity Grants

            The 2012 Equity Grants

Effective March 15, 2012 the Board of Directors, acting on the recommendation of the Compensation Committee, granted Mr. Wolff options to acquire 7,500 shares of the Company's common stock at the closing price on the date of grant ($5.78 per share). One-quarter of the options vested immediately, and the remainder will vest ratably on an annual basis over the following three years.

Also effective March 15, 2012 the Company awarded Mr. Wolff 7,500 restricted stock units. One-quarter of the restricted stock unit award vested immediately and the remainder will vest ratably on an annual basis over the following three years. In the event of a change of control (as defined in the 2009 Equity Incentive Plan), the 2012 restricted stock unit award will become fully vested.

            The 2011 Equity Grants

Effective August 9, 2011, in connection with his appointment as Senior Vice President, Chief Financial Officer, the Board of Directors approved the grant to Mr. Wolff of options to acquire 20,000 shares of the Company's common stock at the closing price on the date of the grant ($3.10 per share). One-quarter of the options vested immediately, and the remainder will vest ratably on an annual basis over the following three years.

Also effective August 9, 2011 the Company awarded Mr. Wolff 20,000 restricted stock units. One-quarter of the restricted stock unit award vested immediately and the remainder will vest ratably on an annual basis over the following three years. In the event of a change of control (as defined in the 2009 Equity Incentive Plan), the 2011 restricted stock award will become fully vested.

  Termination, Severance and Change of Control

            Termination and Severance

Notwithstanding the term of the Agreement, either the Company or Mr. Wolff may terminate Mr. Wolff's Employment Agreement and Mr. Wolff's employment at any time. In the event Mr. Wolff's employment is terminated by the Company during the original term or any renewal term without "Cause" (as defined in the Agreement), the Company will pay severance to Mr. Wolff by continuing to pay his base compensation for 12 months after any such termination, provided that he first signs all appropriate paperwork, including providing a full release (not later revoked within the statutory period) of all claims against the Company, in form and substance acceptable to the Company. If the Company terminates Mr. Wolff's employment for Cause, no severance is payable and the Company will have no further obligation or liability to him. If the Company elects not to renew the Agreement beyond expiration of the then-current term, the Company will pay severance to Mr. Wolff by continuing to pay his base compensation for four (4) months after the Agreement expires, provided that he first signs all appropriate paperwork, including providing a full release (not later revoked within the statutory period) of all claims against the Company, in form and substance acceptable to the Company.

            Change of Control

Although Mr. Wolff's Employment Agreement does not itself provide change of control protections, he is a participant in the Analysts International Corporation Change in Control Severance Pay Plan described below.

  All Other Compensation

Mr. Wolff's fiscal year 2011 compensation included $647 for group term life insurance premiums.

Change in Control Severance Pay Plan

Certain senior executives are covered by the Analysts International Corporation Change in Control Severance Pay Plan (the "Plan"). The purpose of the Plan, which took effect on March 1, 2011, is to provide benefits to certain "qualified employees" whose employment is terminated in connection with a "Change of Control" (as defined in the Plan). For purposes of the Plan, the term "qualified employee" means any individual who (i) is either (a) an officer of the Company in the position of Senior Vice President or above whose employment has been approved by the Board or the Compensation Committee of the Board (the "Committee"), or (b) a management level or other highly compensated employee of the Company who is selected as a "qualified employee" by the Board or the Committee; (ii) is not a party to a separate written agreement with the Company which expressly provides that the individual is not eligible to participate in the Plan; and (iii) is not a party to a separate written agreement with the Company that provides severance benefits to the individual in the event of a Change in Control.

A participant in the Plan will be entitled to certain severance payments and benefits if (i) the participant's employment is terminated by the Company without "Cause" or by the participant for "Good Reason" (as such terms are defined in the Plan), and (ii) such termination occurs either (a) within the period beginning on the date of a change in control and ending on the last day of the twelfth month that begins after the month in which the change in control occurs, or (b) prior to a change in control if the termination occurs in connection with the change in control.

If terminated or separated from the Company under the circumstances set forth above, a participant will be entitled to a lump sum payment equal to the participant's annual base salary then in effect. In addition, following such termination or separation, all non-competition agreements (or non-competition provisions within other agreements) restricting the activities of the participant will be null and void and of no further force and effect.

 Severance Arrangements with Named Executive Officers Who Are No Longer Employed by the Company

The information below provides disclosures as to the severance and other post-employment arrangements with one Named Executive Officer who is no longer employed by the Company.

  Randy W. Strobel (former Senior Vice President, Chief Financial Officer)

Randy W. Strobel was the Company's Senior Vice President, Chief Financial Officer from August 25, 2008 until May 4, 2011, when he resigned from his employment effective as of the close of business on August 31, 2011.

On May 4, 2011, the Company entered into a Separation Agreement and Release of Claims with Mr. Strobel (the "Separation Agreement"). The Separation Agreement provided, among other things, that Mr. Strobel will continue to receive his regular base salary of $250,000 per annum through (and ending on) August 31, 2012, will receive a pro-rated portion of the bonus which he would expect to receive had he remained as an employee of the Company through the end of the fiscal year, in the amount of $40,000, and that the Company will reimburse his medical insurance premium payments under COBRA for a period of up to six months following the last day of his employment (provided that the Company receives sufficient evidence of proof of such payments during the COBRA period). The Separation Agreement included a release of all claims arising out of or relating to Mr. Strobel's employment with the Company or the termination of that employment. In accordance with the requirements of Minnesota law, the Separation Agreement provided that Mr. Strobel had the right to revoke such release of claims within 15 calendar days after signing the agreement, and also provided for a revocation period of seven days after signing the agreement under the federal Age Discrimination in Employment Act.

Although Mr. Strobel is no longer employed by the Company, he was one of our two most highly compensated executive officers other than the CEO at the end of the last completed fiscal year (2011), which is why information about his compensation is included in this Proxy Statement.

Annual Cash (Non-Equity) Incentive Compensation

During fiscal year 2011 the Compensation Committee approved the Company's 2011 Annual Management Incentive Plan ("AMIP"). In general, the AMIP reflects the view of the Compensation Committee, shared by the Board, that executive compensation arrangements should be structured to reflect rewards for achievement of goals that are consistent with the creation of shareholder value.

The 2011 Annual Management Incentive Plan was focused on Company performance with the primary financial metric being EBITDAS ("earnings before interest, taxes, depreciation and stock-based compensation"). Specific targets were based on the 2011 budget presented to the Board of Directors in December 2010. Attaining positive EBITDAS was a prerequisite to payment of any incentive payout for 2011.

  Fiscal Year 2011

Based on Company performance during fiscal year 2011, the Compensation Committee recommended, and the Board of Directors approved, discretionary incentive compensation for fiscal year 2011 as noted in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above and applicable footnotes therein.

  Fiscal Year 2010

The Company did not achieve the targeted financial performance stated in the AMIP for fiscal year 2010 and accordingly no bonuses were paid pursuant to the AMIP. Based on management's level of effort during fiscal 2010 and its success in attaining profitability during the last two quarters of fiscal 2010, the Compensation Committee did, however, approve payment of discretionary incentive compensation for performance during 2010, as noted in the Bonus column of the Summary Compensation Table above and applicable footnotes therein.

Equity Incentive Compensation

Under the Company's equity incentive plans, the Compensation Committee has made stock option grants and/or restricted stock awards from time to time to named executives and other employees in connection with entering into an employment agreement, in recognition of individual contributions to our performance or due to our overall financial performance. These plans also allow the Company to continue to make stock option grants and award restricted stock to attract and maintain a talented management team for the benefit of our shareholders.

When making such stock option grants or when issuing restricted stock or restricted stock unit awards, the Compensation Committee takes into account:

•
the employee's performance and contribution to our financial performance and operational objectives;

•
the number and value of shares awarded and options granted previously to the employee;

•
the number of shares available for grant under our plans;

•
the value of the shares underlying stock options and restricted stock awards; and

•
the overall net stock dilution created by the stock option grants and restricted stock awards.

Deferred Compensation Plan

The Company's deferred compensation plan (also referred to by the Company as the "Restated Special Executive Retirement Plan" or "Restated SERP," hereinafter the "Plan") is unfunded and provides that the Company shall credit amounts to participants' company contribution accounts at the rate of 15% or 5% of the participant's base salary. Participants also may contribute up to 50% of base compensation and up to 100% of bonus compensation payable to the participants during a Plan year. Although the Plan is unfunded, the terms of the Plan provide that in the event of a change of control, the Company must, immediately prior to the effective date of the change of control, contribute sufficient funds to a trust to provide for payment of all benefits due to participants under the terms of the Plan.

As part of the Company's cost-savings actions, effective January 3, 2010 the Company discontinued all basic employer contributions to participant Deferred Compensation Accounts under the Plan. Existing Plan balances continue to receive interest contributions equal to the 10 year Treasury rate plus one to three percent as determined each year by the Board of Directors. In fiscal years 2011 and 2010, the rate used for calculating earnings was the 10-year Treasury rate in effect on January 1 of the applicable year, plus 1%.

After termination of employment for any reason, participants are eligible to receive installment payments or lump-sum payments of the accrued value of their accounts depending on whether the participants' distribution election specifies a date for distribution or a lump sum distribution upon termination. If the Company determines that the participant is a "specified employee" as defined in Code Section 409A as of the date of the participant's separation from service, however, payment of the participant's account cannot be made or commence earlier than six months after the date of the participant's separation from service.

During fiscal year 2011, no Company contributions were made to any eligible participant's account, except for interest earnings as described above. The amount of contribution and interest for each named executive officer participant appears in the All Other Compensation column of the Summary Compensation Table.

Tax and Accounting Implications

  Deductibility of Executive Compensation

Section 162(m) limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Since corporate objectives may not always be consistent with the requirements for full deductibility, our Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under section 162(m). The Committee will consider deductibility of executive compensation, but deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation. When it is feasible to do so, we will seek to maximize the deductibility for tax purposes of all elements of compensation under section 162(m) of the Internal Revenue Code. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent upon shareholder approval of the compensation arrangement.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brittany B. McKinney	20,000	—		—	$6.75	6/27/2018	—	—	—	—
	7,500	2,500	(2)	—	$3.75	9/11/2019	—	—	—	—
	7,500	7,500	(3)	—	$2.82	3/2/2020	—	—	—	—
	12,500	37,500	(4)	—	$4.40	3/1/2021	37,500	209,250	—	—
William R. Wolff	5,000	15,000	(5)	—	$3.10	8/9/2021	15,000	83,700	—	—

(1)
All figures in this table are presented on a post-split basis and reflect the one-for-five reverse stock split which occurred on February 26, 2010.

(2)
Ms. McKinney's unvested stock options will vest annually, the final increment of 2,500 on September 11, 2012 with an exercise price of $3.75. The options expire on September 13, 2019.

(3)
Ms. McKinney's unvested stock options will vest annually in increments of 3,750 on March 2, 2012 and March 2, 2013, with an exercise price of $2.82. The options expire on March 2, 2020.

(4)
Ms. McKinney's unvested stock options will vest annually in increments of 12,500 on March 1, 2012, March 1, 2013 and March 1, 2014, with an exercise price of $4.40. The options expire on March 1, 2021.

(5)
Mr. Wolff's unvested stock options will vest annually in increments of 5,000 on August 9, 2012, August 9, 2013 and August 9, 2014, with an exercise price of $3.10. The options expire on August 9, 2021.

 Board of Directors Compensation—2011 Fiscal Year(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Option Awards(4)(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Nonqualified Deferred Compensation Earnings(7) ($)	All Other Compensation ($)	Total ($)
Brigid A. Bonner	44,000	498	2,651	—	—	—	47,149
Krzysztof K. Burhardt	44,000	498	2,651	—	—	—	47,149
Joseph T. Dunsmore	40,000	498	2,651	—	—	—	43,149
Galen G. Johnson	40,000	498	2,651	—	—	—	43,149
Douglas C. Neve	128,000	996	3,977	—	—	—	132,973
Robert E. Woods	—	—	—	—	—	—	—

(1)
Information concerning the compensation of Brittany B. McKinney as a director during fiscal year 2011 is fully reflected in the Summary Compensation Table found at page 20 above.

(2)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote J to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2012.

(3)
In accordance with compensation policies previously established by the Board of Directors and for their service as directors during fiscal year 2011, on January 3, 2011 each director received an annual equity grant of 200 shares (as chair, Mr. Neve's annual equity grant for fiscal year 2011 was 400 shares). All awards are fully vested upon grant.

(4)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote J to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2012.

(5)
In accordance with compensation policies previously established by the Board of Directors and for their service as directors during fiscal year 2011, on January 3, 2011 options to purchase 1,600 shares of the Company's common stock (as Chair, Mr. Neve's annual option grant for 2011 was 2,400 shares) were granted to all directors at an exercise price of $2.49. These options vest in increments of one quarter annually over four years beginning January 3, 2012.

(6)
We do not maintain a non-equity incentive plan for members of the Board of Directors.

(7)
We do not maintain defined benefit or pension plans for members of the Board of Directors.

 Narrative Disclosure of Director Compensation

Cash Compensation

Pursuant to a resolution of the Board of Directors adopted in December 2010, during fiscal year 2011 each of our independent directors (other than the Chair) was paid an annual retainer of $40,000, plus expenses, and the Chair was paid an annual retainer of $60,000, plus expenses. Also, each independent director who served as the chair of a Committee was paid an additional $4,000 per year. All such amounts were paid quarterly. During fiscal year 2011, the Chair was paid the additional sum of $64,000, payable quarterly, for special duties rendered during fiscal year 2011.

Pursuant to a resolution of the Board of Directors adopted in December 2011, effective January 1, 2012, for their annual service each independent member of the Board of Directors (other than the Chair) shall be paid $55,000; the Chairman of the Board shall be paid $95,000; each independent member of the Board who serves as chair of the Nominating and Governance Committee shall be paid an additional $5,000; each independent member of the Board who serves as chair of the Compensation Committee shall be paid an additional $7,500; and each independent member of the Board who serves as chair of the Audit Committee shall be paid an additional $10,000.

All such amounts are to be paid quarterly.

No director is paid a separate fee for attending Board or Committee meetings. In accordance with Company policies, employee and related-person directors did not receive compensation for their service as directors during 2011.

Equity Compensation

A portion of our directors' annual compensation includes annual stock option grants and stock awards. On the first business day after the first of each calendar year, the Chair of the Board is granted an option to purchase 2,400 shares of our common stock while the other independent directors are granted options to purchase 1,600 shares of our common stock. The exercise price of the options is the fair market value of our common stock at the close of trading on the date of grant. Each option has a term of ten years and becomes exercisable in four equal installments commencing on the first anniversary of the date of grant and continuing for the three successive anniversaries thereafter. In the event of the retirement (as defined in the Plan), disability or death of an independent director, all options granted to such director under the 2004 Equity Incentive Plan (as amended May 25, 2006) are immediately exercisable. In addition, on the first business day of each calendar year, the Chair of the Board receives an equity grant of 400 shares of our common stock and the other independent directors receive 200 shares of common issued from the 2004 Equity Incentive Plan (as amended May 25, 2006).

Indemnification

Our Bylaws instruct us to indemnify our directors and officers to the fullest extent to which officers and directors may be indemnified under Minnesota corporate law.

Report of the Audit Committee

The role of the Audit Committee is to oversee the Company's financial reporting process. Management is responsible for the Company's financial statements and reporting process, including the Company's systems of internal controls. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. A copy of the Audit Committee Charter, which was revised and adopted by the Company's Board of Directors on November 4, 2010 and further amended on November 1, 2011, describes the role of the Audit Committee in overseeing the Company's financial reporting process. The Charter is available free of charge on the Company's Investor Relations page of its website.

In performing its functions, the Audit Committee reports that:

•
The Committee met with the Company's independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting;

•
The Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report, management's representations regarding the financial statements and the Company's internal controls;

•
The Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU § 380), as modified, amended or supplemented;

•
The Committee received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, and discussed with them matters relating to their independence;

•
The Committee received information from management and the independent registered public accounting firm with respect to non-audit services provided by the Company's independent registered public accounting firm, and considered whether the provision of those services is compatible with maintaining the auditors' independence; and

•
The individual Committee members and the Committee as a whole comply with the independence requirements set forth in applicable regulations.

Based upon its reviews and discussions with the independent registered public accounting firm and management, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Douglas C. Neve, Chair
Krzysztof K. Burhardt
Galen G. Johnson

Members of the Audit Committee

OTHER INFORMATION

Other Business

The proposals that have been properly submitted for action by shareholders at the Annual Meeting are as listed in the Notice of Annual Meeting of Shareholders. Management is not aware of any other items of business which will be presented for shareholder action at the Annual Meeting. Should any other matters properly come before the meeting for action by shareholders, the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

2013 Shareholder Proposals

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. Shareholder proposals (other than director nominations) that are submitted for inclusion in our Proxy Statement for our 2013 annual meeting of shareholders must follow the procedures set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and our bylaws. To be timely under Rule 14a-8, such proposals must be received by us at our main headquarters office not later than December 20, 2012.

Pursuant to our bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at the next annual meeting, a shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under our bylaws, generally speaking the notice must be given by such shareholder to the Company's Secretary not less than 120 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. As set forth in greater detail in our bylaws, each such notice must contain certain information with respect to the shareholder who intends to bring such matters before the meeting and the item of business the shareholder proposes to bring before the meeting. Shareholders are advised to review our bylaws carefully regarding the requirements for proposals and director nominations. Under Article III, Sections 5 and 6 of the Company's By-Laws, as amended, shareholder proposals received after January 22, 2013 will not be considered.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors, and executive officers, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission ("Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the Company. Specific due dates for those reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal 2011. Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2011, all Form 3, Form 4 and Form 5 filing requirements were met for fiscal year 2011.

ANNUAL REPORT/FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements and a list of exhibits to such Form 10-K, accompanies this Notice of Annual Meeting and Proxy Statement.

The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-K free of charge. Requests for a copy of the Form 10-K and/or any exhibits(s) should be directed to the Secretary of Analysts International Corporation, 7700 France Avenue South, Suite 200, Edina, Minnesota 55435. Your request must contain a representation that, as of April 2, 2012, you were a beneficial owner of shares entitled to vote at the 2012 Annual Meeting of Shareholders.

By Order of the Board of Directors

Robert E. Woods Secretary

Whether or not you plan to attend the meeting, please fill in, date and sign the proxy exactly as your name appears thereon and mail it promptly in the envelope provided with the proxy card, or vote your shares over the Internet or telephone by following the instructions on the proxy card.

 CORPORATE INFORMATION

Transfer Agent

  The Company's Transfer Agent is Wells Fargo Bank, National Association. You may contact Wells Fargo Shareholder ServicesSM as follows:

  Internet:
  Shareholder Online–www.shareholderonline.com
  24 hours a day, 7 days a week

  (From this site, you may also contact Wells Fargo Shareholder Services via email by clicking "Contact Us" on the bottom of the web page. The next page you will be routed to has a secured "email us" link)

  Telephone
  (800) 468-9716
  Use Wells Fargo Shareholder Services automated system 24 hours a day, 7 days a week. Or speak with a customer service representative from 7:00 a.m. to 7:00 p.m. Central Time, Monday through Friday.

  Mail
  Shareholder Services
  P.O. Box 64874
  St Paul, Minnesota 55164-0874

  Courier
  Shareholder Services
  161 North Concord Exchange
  South St Paul, Minnesota 55075

Investor Relations

  Securities analysts and investors should contact Investor Relations by writing to the Company's headquarters or by calling (952) 835-5900.

Independent Registered Public Accounting Firm

  Deloitte & Touche LLP, 50 South Sixth Street, Suite 2800, Minneapolis, Minnesota 55402

Corporate Headquarters

  Our corporate headquarters are located at 7700 France Avenue South, Suite 200, Edina, Minnesota 55435.

Corporate Governance

  The Company maintains a website at www.analysts.com. Visitors to the Company website can view and print copies of the Company's SEC filings, including Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after the filings are made with the SEC. Copies of the Company's Code of Ethical Business Conduct and its Code of Ethics for Senior Financial Executives are available through the Company website. Alternatively, shareholders may obtain, without charge, copies of all of these documents, as well as additional copies of this report, by writing to Investor Relations at the Company's headquarters. Please note that the information contained on the Company's website is not incorporated by reference in, or considered to be a part of, this document.

 LEADERSHIP INFORMATION

Directors Brigid A. Bonner Dr. Krzysztof K. Burhardt Joseph T. Dunsmore Galen G. Johnson Brittany B. McKinney Douglas C. Neve Robert E. Woods

Officers

Brittany B. McKinney,
President and
Chief Executive Officer

William R. Wolff,
Senior Vice President,
Chief Financial Officer

Virgil M. Pint
Senior Vice President,
North Region

Randy D. Hall
Senior Vice President,
South Region

John O'Donnell
Senior Vice President,
Strategic Business Development

COMPANY # TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Items 1 and 2. 1. Election of Directors – the Directors recommend a vote for the election of the following nominees: 01 Brigid A. Bonner 05 Brittany B. McKinney Vote FOR Vote WITHHELD 02 Krzysztof K. Burhardt 06 Douglas C. Neve all nominees from all nominees 03 Joseph T. Dunsmore 07 Robert E. Woods (except as marked) 04 Galen G. Johnson (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.eproxy.com/anly Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 21, 2012. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 21, 2012. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. To vote in person please attend the annual meeting of shareholders, which will be held at 7700 France Avenue South, Auditorium Suite 247, Edina, Minnesota 55435. For directions please call Jill Dose at 952-838-2960. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

ANALYSTS INTERNATIONAL CORPORATION Att’n: Investor Relations 7700 France Avenue South, Suite 200 Edina, MN 55435 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 22, 2012. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR Items 1 and 2. By signing the proxy, you revoke all prior proxies and appoint Robert E. Woods and Douglas C. Neve, and each of them individually, with full power of substitution, to vote your shares on the matters shown on the reverse side at the Annual Meeting, and at all postponements and adjournments of such meeting. See reverse for voting instructions. ANALYSTS INTERNATIONAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 22, 2012 9:00 A.M., Central Time IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2012 THE PROXY STATEMENT, FORM OF PROXY, NOTICE OF MEETING AND ANNUAL REPORT TO THE SHAREHOLDERS ARE AVAILABLE FREE OF CHARGE AT: https://materials. proxyvote.com/032681